Exhibit 10.8

Execution Version

SECOND AMENDMENT

to

Management Agreement

February 26, 2019

This Second Amendment (this “Amendment”) to the Management Agreement (as defined below) is entered into by and among InfraREIT, Inc. (the “Company”), InfraREIT Partners, LP (the “Operating Partnership”) and Hunt Utility Services, LLC (the “Manager” and, together with the Company and the Operating Partnership, the “Parties”) effective as of January 1, 2019. Capitalized terms used herein that are not otherwise defined herein will have the meanings assigned to such terms in the Management Agreement.

WHEREAS, the Parties entered into that certain Management Agreement, dated January 29, 2015, as amended by that certain First Amendment to Management Agreement, dated May 16, 2018 (as so amended, the “Management Agreement”), pursuant to which the Manager manages the Company Entities’ day-to-day operations, subject to the oversight of the Company’s Board of Directors, in exchange for the compensation described in Section 9 thereof;

WHEREAS, the Initial Term of the Management Agreement will expire on December 31, 2019, and, unless otherwise terminated in accordance with its terms, the Management Agreement will automatically renew for a Renewal Term at such time;

WHEREAS, prior to the expiration of the Initial Term, a Party may request changes to the Management Agreement or the Development Agreement, to be incorporated upon renewal, subject to the provisions, including notice periods, contained in Section 16(a) of the Management Agreement;

WHEREAS, notwithstanding the automatic renewal provisions of Section 16(a) of the Management Agreement, the Independent Directors may elect not to renew the Management Agreement upon the expiration of the Initial Term, subject to the provisions, including notice periods, contained in Section 16(b) of the Management Agreement;

WHEREAS, concurrently with the execution and delivery of this Amendment, Sharyland Distribution & Transmission Services, L.L.C., which is an indirect subsidiary of the Operating Partnership (“SDTS”), and the Manager are entering into a Services Agreement (the “Services Agreement”) pursuant to which, among other things, SDTS will agree to directly compensate the Manager for the compensation expenses incurred by the Manager in providing certain services directly to SDTS (the “Specified Services”), and such Specified Services are subject to the Management Agreement; and

WHEREAS, pursuant to Section 22 of the Management Agreement, the Parties desire to amend the Management Agreement to (i) provide that amounts payable by SDTS under the Services Agreement will reduce the amounts payable to the Manager under Section 9(a) of the Management Agreement and (ii) revise the notice periods required by Sections 16(a) and (b) of the Management Agreement as set forth herein.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

AMENDMENT OF MANAGEMENT AGREEMENT

1.1Payment of Base Fee.  The second sentence of Section 9(a) of the Management Agreement is hereby amended and restated in its entirety as follows:

The annual Base Fee shall be payable in cash in quarterly installments in arrears on the last day of each calendar quarter (or the first business day that follows such day, if the last day of the calendar quarter is not a business day); provided that the amount payable in a particular quarter pursuant to the foregoing shall be reduced by the Quarterly Payment (as defined in the Services Agreement), if any, payable by SDTS for the corresponding quarter pursuant to Section 3 of the Services Agreement.

1.2Required Notice Periods.

(a)

Section 16(a) of the Management Agreement is hereby amended by replacing the clause “(i) at least nine months prior to the expiration of the Initial Term” with “(i) at least six months prior to the expiration of the Initial Term.”

(b)	Section 16(b) of the Management Agreement is hereby amended by replacing the clause “(x) six months prior to the end of the Initial Term” with “(x) three months prior to the end of the Initial Term.”

ARTICLE II

MISCELLANEOUS

2.1Continuing Effect.  Except as expressly amended by this Amendment, the provisions of the Management Agreement are and shall remain in full force and effect. For the avoidance of doubt, and without limiting the generality of the foregoing, the Parties acknowledge and agree that, notwithstanding the entry by SDTS and the Manager into the Services Agreement, the Subject Services remain subject to, and will continued to be governed by, the Management Agreement. From and after the date hereof, each reference to “hereof,” “hereunder,” “herein,” “hereto” and “hereby” and each reference to “this Agreement” and each other reference of like import in the Management Agreement shall be deemed to refer to the Management Agreement, as amended pursuant to Article I hereof.

2.2Incorporation by Reference.  The following provisions of the Management Agreement are hereby incorporated into and specifically made applicable to this Amendment (provided, that, in construing such incorporated provisions, any reference to “this Agreement” shall be deemed to refer to this Amendment):

Section 23	Governing Law
Section 24	Arbitration
Section 27	Cure of Invalid Provisions

Section 28	Construction of Agreement
Section 29	Multiple Counterparts

[Signatures on Following Page]

The Parties have executed this Second Amendment as of the date first set forth above.

HUNT UTILITY SERVICES, LLC

By:	/s/ Michael Carter
Name:	Michael Carter
Title:	Vice President

INFRAREIT, INC.

By:	/s/ Brant Meleski
Name:	Brant Meleski
Title:	Senior Vice President and Chief Financial Officer

INFRAREIT PARTNERS, LP
By:InfraREIT, Inc., its general partner

By:	/s/ Brant Meleski
Name:	Brant Meleski
Title:	Senior Vice President and Chief Financial Officer

Second Amendment to Management Agreement